EXHIBIT 10.12


                         [LETTERHEAD OF SMARTPROS LTD.]

                                              August 3, 2004




Allen S. Greene
100 Minnisink Road
Short Hills, New Jersey 07078


Dear Allen,

         This letter agreement sets forth the terms of an award by SmartPros Ltd. (the "Company") to you in the form of shares of SmartPros' common stock, par value $.0001 per share (the "Common Stock").

         In consideration of services previously rendered by you, the Company hereby awards you 40,000 shares of Common Stock (the "Shares") pursuant to the terms and conditions of this letter. As used herein the term "Shares" shall mean and include, in addition to the above referenced number of shares, any new shares or other securities convertible into shares resulting from any merger or reorganization of the Company, or the recapitalization, reclassification or split of the Shares, or any stock dividend paid on the Shares.

         The Shares shall be delivered to you, subject to the terms hereof, on the Closing Date (as defined below). The Company represents and warrants that, at the time of delivery, the Shares are fully paid and non-assessable. You are entitled to all the rights and privileges of a holder of the Shares, including the right to receive and retain all cash dividends declared thereon and to vote the Shares on all matters presented to Stockholders for vote. However, the Shares are subject to certain restrictions as provided below.

         By accepting the Shares you agree as follows:

         1. Except as otherwise set forth in this paragraph 1, no Shares shall be sold, conveyed, transferred, pledged, encumbered or otherwise disposed of (any such disposition being herein called a "Transfer") prior to the third anniversary (the "Termination Date") of the date of the closing with respect to the Company's initial public offering (the "Closing Date"). (The period beginning on the date hereof and ending on the Termination Date being hereinafter called the "Risk Period"). This Transfer restriction shall lapse (a) with respect to 10,000 Shares on the Closing Date and with respect to 10,000 Shares on each of the first, second and third anniversaries of the Closing Date;
(b) with respect to all of the Shares on the date on which your employment is terminated by SmartPros for any reason other than for "Cause" as defined by
Section 3.2 of the Third Amended Employment Agreement, dated as of May 1, 2004, between you and the Company (the "Employment Agreement"); (c) with respect to all of the Shares on the date on which you elect to terminate your employment with the Company pursuant to Section 3.3(a) of the Employment Agreement; (d) with respect to all of the Shares on the date a "Change in Control", as defined in Section 7 of the Employment Agreement occurs with respect to the Company; and
(e) with

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respect to all of the Shares if your  employment is terminated on account of (i)
your death or (ii) your disability, as defined in Section3.3(b) of the Employment Agreement.

         2. If at any time prior to the Termination Date, either (a) the Company terminates your employment as permitted by Section 3.2(a) of the Employment Agreement or (b) you terminate your employment with the Company for any reason other than a reason described in subsection (c) of paragraph 1 above (such termination being herein called an "Event of Retransfer") then, upon such Event of Retransfer, you shall transfer to the Company that number of the Shares as to which the Transfer restriction shall still apply on the day following such termination as provided in paragraph 1 above. Upon an Event of Retransfer, you shall deliver to the Company all stock certificates representing such Shares, duly endorsed with your signature guaranteed thereon by a New York City bank and with all necessary transfer stamps affixed, and the Company shall deliver to you a receipt therefore. Immediately upon such Event of Retransfer, such Shares shall be deemed to have been transferred to the Company and you shall have no further rights or privileges as a holder of the Shares so retransferred.

         3. You represent and agree that you will only sell, transfer, pledge or hypothecate any of the Shares pursuant to an effective registration statement under the Securities Act of 1933 or in a transaction wherein registration under the Securities Act of 1933 is not required.

         4. All certificates for Shares shall be endorsed as follows:

         "The shares of stock represented by this certificate are subject to certain restrictions and obligations stated in and are transferable only upon compliance with the provisions of an Agreement dated August __, 2004 between this Corporation and the registered holder, a copy of which Agreement is on file in the office of the Secretary of this Corporation."

         "The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and must be held unless they are subsequently registered under the Securities Act of 1933 or, in the opinion of counsel to SmartPros, an exemption from registration under said Act is available. Any routine sales of the securities which may be made in reliance upon Rule 144 under said Act, if available, can be made only in limited amounts in accordance with all of the terms and conditions of that Rule."

         5. In order to facilitate compliance with the transactions described herein, the certificates representing the Shares are being deposited in escrow with Morse, Zelnick, Rose & Lander, LLP, as Escrowee, together with stock powers duly endorsed by you, in blank, with your signature guaranteed thereon by a bank, and shall be held and disposed of by the Escrowee in accordance with all of the terms hereof. Provided an Event of Retransfer has not then occurred, the Escrowee, on the Termination Date or upon such earlier date when the Transfer restrictions to which any of the Shares are subject lapse (or as soon thereafter as is reasonably practicable), shall return to you such certificates and powers as shall represent the number of Shares to which the Transfer restrictions shall have lapsed. Such deposit shall not affect your rights as holder of the Shares. The Escrowee shall be under no duty except to receive the certificates and dispose of same in accordance with the terms hereof. The Company may redesignate an Escrowee at any time on notice to you.

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         6. This agreement shall be binding upon and inure to the benefit of you and SmartPros and your and its respective successors and legal representatives.

                                     Very truly yours,

                                     SMARTPROS LTD.

                                     By:  /s/ JOHN F. GAMBA
                                        -------------------
                                              John F. Gamba,
                                              Chairman of the Board of Directors


Acceptance by Employee:

I hereby accept the Shares and agree to all of the terms and conditions described herein.

Dated:  August 3, 2004

                                       /s/ ALLEN S. GREENE
                                     -----------------------
                                     Allen S. Greene


Acceptance by Escrowee:

MORSE, ZELNICK, ROSE & LANDER, LLP


By:  /s/ JOEL J. GOLDSCHMIDT
   ---------------------------
     Joel J. Goldschmidt, Esq., Partner

Dated:  August 3, 2004

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